Exhibit 10.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-114841) pertaining to the France Telecom Liquidity Plan for US Employees of Orange SA and in the Registration Statement and related Prospectus (Form F-3 No. 333-156003) of our reports dated February 24, 2011, with respect to the consolidated financial statements of France Telecom and subsidiaries and the effectiveness of internal control over financial reporting of France Telecom and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ ERNST & YOUNG Audit

Represented by Vincent de La Bachelerie

Paris-La Défense, France

April 21, 2011